                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-86560 of Interstate Bakeries Corporation on Form S-3 of our report dated July 20, 2001, included in and incorporated by reference in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 2, 2001 and to the use of our report dated July 20, 2001 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
May 8, 2002